Exhibit 10(f)

			    FPL GROUP, INC.

		SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

			   FOR DENNIS P. COYLE


     THIS SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN FOR DENNIS P. COYLE (the "Plan") is adopted by the Compensation Committee of the Board of Directors of FPL Group, Inc. ("Group") this 15th day of November, 1993.


		       W I T N E S S E T H   T H A T:


     WHEREAS, Group desires to establish a supplemental executive retirement plan for the benefit of Dennis P. Coyle to provide retirement benefits on his behalf in addition to those benefits available under Group's retirement plans; and

     WHEREAS, Group intends that this plan be considered an unfunded agreement that is maintained primarily to provide deferred compensation to a member of a select group of management or highly compensated employees of Group or its affiliates, for purposes of the Employee Retirement Income Security Act of 1974, as amended ("ERISA");

     NOW, THEREFORE, in consideration of the premises herein contained, it is hereby agreed as follows:

				 ARTICLE  I
				 DEFINITIONS

     The following words, when used herein shall have the meaning indicated unless the context indicates otherwise:

1.01 "Adjusted Years of Service" shall mean Years of Service multiplied by two.

1.02 "Agreement" or "Plan" shall mean the plan as is set forth in this document as it may be amended from time to time. This agreement shall be known as the FPL Group, Inc. Supplemental Executive Retirement Plan for Dennis P. Coyle.

1.03 "Beneficiary" shall mean the Beneficiary designated under the applicable Retirement Plan with respect to which benefits hereunder are paid, except that the Participant may designate a Beneficiary hereunder by delivering to Group a written designation of Beneficiary specifically made with respect to this Plan.

1.04 "Benefit Restoration Plan" shall mean the FPL Group, Inc. Benefit Restoration Plan as amended from time to time.

1.05  "Board" shall mean the Board of Directors of FPL Group, Inc.

1.06  "Change of Control" shall have the meaning set forth in Section
       5.09 of the Plan.

1.07 "Code" shall mean the Internal Revenue Code of 1986, as it may be amended from time to time, and the rules and regulations promulgated thereunder.

1.08 "Committee" shall mean the Compensation Committee of the Board or any such other committee designated by the Board, which shall consist of at least three members of the Board.

1.09 "Compensation" shall mean compensation as defined in the respective Retirement Plans, plus, to the extent not otherwise included, (i) any bonus awarded under the Annual Incentive Plan maintained by Group, (ii) any salary deferred under the FPL Group, Inc. Deferred Compensation Plan, and (iii) any amounts contributed by Group pursuant to a salary reduction agreement which are not includible in the gross income of the Participant under Code Sections 125, 402(e)(3), or 402(h). The term "Compensation" shall not include (a) amounts received as fringe benefits irrespective of the includability of such amounts in the Participant's Form W-2 (other than salary reduction contributions described in clause (iii) above), and (b) amounts received under the FPL Group, Inc. Long Term Incentive Plan of 1985 or any successor Long Term Incentive Plan.

1.10  "Effective Date" shall mean January 1, 1994.

1.11 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

1.12  "Group" shall mean FPL Group, Inc.

1.13  "Participant" shall mean Dennis P. Coyle.

1.14 "Retirement Plans" shall mean the FPL Group Employee Pension Plan (the "Pension Plan") and the FPL Group Employee Thrift Plan (the "Thrift Plan"), as they may be amended from time to time, or other qualified retirement plan or plans Group may from time to time sponsor or maintain.

1.15 "Total and Permanent Disability" shall have the meaning set forth in the Long Term Disability Plan for Employees of FPL Group and Affiliates.

1.16 "Years of Service" shall mean "Vesting Years of Service" as defined in the Pension Plan.


				 ARTICLE  II

				 ELIGIBILITY

2.01 Eligibility - Eligibility to participate and receive a benefit under this Plan shall be limited exclusively to the Participant and his Beneficiary.


				ARTICLE  III

			 BENEFITS, FORM OF PAYMENT


3.01   Benefits - Subject to Section 3.04, the benefits under this Plan
       to which the   Participant or his Beneficiary shall be entitled,
       shall be an amount equal to the difference, if any, between (a) and (b), where:

       (a) is the benefit to which the Participant would be entitled under the Retirement Plans if such benefits were computed (i) as if benefits under such plans were based upon the Participant's Compensation and Adjusted Years of Service, (ii) without the annual compensation limitation imposed by Section 401(a)(17) of the Code, and (iii) without the restrictions or the limitations imposed by Section 415 of the Code, as now or hereafter in effect; and

       (b) is the amount of benefits payable to the Participant or Beneficiary under the Retirement Plans, the Benefit Restoration Plan, and any other supplemental executive retirement plan for which the Participant may be eligible.

3.02   Payment of Benefits -

       (a) The payment of benefits to which the Participant or his Beneficiary are entitled under this Plan shall be paid at the same time and in the same manner as the Participant's benefits under each of the Retirement Plans to which his benefits under this Plan relate, unless otherwise agreed by the Participant and the Committee, and except as provided in Subsection 3.04(b). Any optional form of benefits agreed upon shall be the actuarial equivalent (within the meaning of the Pension Plan or, if there is no Pension Plan, such other qualified defined benefit plan or plans as Group may from time to time adopt) of the benefits otherwise payable under this Plan.

       (b) Nothing contained in this Plan is intended to give or shall give any spouse or former spouse of the Participant or any other person any right to benefits under the Plan by virtue of Code Sections 401(a)(11) or 417 or ERISA Section 205 (relating to qualified preretirement survivor annuities and qualified joint and survivor annuities) or Code Section 401(a)(13)(B) or 414(p) or ERISA Section 206(d)(3) (relating to qualified domestic relations orders), as amended.

3.03 Transfer of Employment - The benefits of the Participant in this Plan shall be determined under Section 3.01 as if the Participant's employment with an affiliate of Group was performed for Group. If the first sentence of this Section 3.03 applies to the Participant and such Participant is not a participant in a Retirement Plan, then for purposes of this Plan, Retirement Plan with respect to such Participant shall include any similar plan sponsored by an affiliate of Group in which the Participant participates.

3.04   Vesting; Forfeiture of Benefits -

       (a) Except as provided in Subsection (b) of this Section 3.04, if the Participant's employment with Group and all of its affiliates is terminated (whether such termination is initiated by the Participant, Group or its affiliates, and without regard to the reason therefor) before the Participant attains age 62, no benefits shall be payable hereunder.

      (b) If the Participant's employment with Group is terminated as a result of death, Total and Permanent Disability, or a Change of Control (irrespective of whether such termination is initiated by the Participant, Group or its affiliates, and without regard to the reason therefor), all benefits hereunder shall become fully vested and shall be paid to the Participant or his Beneficiary, as the case may be, at the option of the Participant (or if the Participant is deceased, such Beneficiary) in a lump sum or in quarterly installments over a period not exceeding 10 years, with either form of payment commencing no later than three months from and after the occurrence of such event.


			      ARTICLE  IV

		ADMINISTRATION, AMENDMENTS AND TERMINATION:

			RIGHTS AGAINST THE COMPANY

4.01   Administration -  The   Committee   shall   administer   and
       interpret  this   Plan  in accordance with the provisions of
       the Plan. Any determination or decision by the Committee shall be conclusive and binding on all persons who at any time have, have had, or may have a claim to any interest whatever under this Plan.

4.02   Liability  of  Committee;  Indemnification  -   To  the  extent
       permitted  by  law,  no member of the Committee shall be liable to any person for any action taken or omitted in connection with the interpretation and administration of this Plan unless attributable to his own gross negligence or willful
       misconduct.   Group  shall indemnify the members of the Committee
       against any and all claims, losses, damages, expenses, including any counsel fees, incurred by them, and any liability, including any amounts paid in settlement with their approval, arising from their action or failure to act, except when the same is judicially determined to be attributable to their gross negligence or willful misconduct.

4.03 Amendment - The Committee, with the approval of the Board, shall have the right to amend this Plan at any time and from time to time, including a retroactive amendment, by resolution adopted by each of them. Any such amendment shall become effective upon the date stated therein, and shall be binding on the Participant, except as otherwise provided in such amendment; provided, however, that said amendment shall not affect benefits adversely to the Participant or Beneficiary where the cause giving rise to such benefit (e.g., retirement) has already occurred. For purposes of this Plan, A Change of Control shall constitute a cause
       having   occurred   which   gives   rise   to   the   Participant's
       and/or   his Beneficiary's benefits hereunder, and such benefits
       shall not be adversely affected.

4.04 Termination of the Plan - Group has established this Plan with the bona fide intention and expectation that from year to year it will deem it advisable to continue it in effect. However, the Board, in its sole discretion, reserves the right to terminate the Plan in its entirety at any time. In such event, benefits shall not be affected where the cause giving rise to such benefit (e.g., retirement, Change of Control) has already occurred; all other benefits accrued hereunder shall immediately be forfeited.

4.05 Rights Against Group - The establishment of this Plan shall not be construed as giving to the Participant, his Beneficiary, or any person whomsoever any legal, equitable or other rights against Group or its affiliates, or their officers, directors, agents or shareholders, or as giving to the Participant, his Beneficiary, or any person whomsoever any equity or other interest in the assets, business or shares of Group or its affiliates' stock, or giving the Participant the right to be retained in the employment of Group or its affiliates. The Participant shall be subject to discharge to the same extent he would have been if this Plan had never been adopted.

4.06 Expenses - The cost of this Plan and the expenses of administering the Plan shall be borne by Group.


			       ARTICLE  V

		       GENERAL AND MISCELLANEOUS

5.01 Spendthrift Clause - No right, title or interest of any kind in the Plan shall be transferable or assignable by the Participant or Beneficiary or be subject to alienation, anticipation, encumbrance, garnishment, attachment, execution or levy of any kind, whether voluntary or involuntary nor subject to the debts, contracts, liabilities, engagements, or torts of the Participant or Beneficiary. Any attempt to alienate, sell, transfer, assign, pledge, garnish, attach or otherwise subject to legal or equitable process or encumber or dispose of any interest in the Plan shall be void.

5.02 Severability - In the event that any provision of this Plan shall be declared illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions of this Plan but shall be fully severable and this Plan shall be construed and enforced as if said illegal or invalid provision had never been inserted herein.

5.03 Construction - The article and section headings and numbers are included only for convenience of reference and are not to be taken as limiting or extending the meaning of any of the terms and provisions of this Plan. Whenever appropriate, words used in the singular shall include the plural or the plural may be read as the singular. When used herein, the masculine gender includes the feminine gender.

5.04 Governing Law - The validity and effect of this Plan and the rights and obligations of all persons affected hereby shall be construed and determined in accordance with the laws of the State of Florida unless superseded by federal law.

5.05 Funding - Group is not required to fund this Plan, however, it may do so in its discretion. The benefits payable to the Participant or his Beneficiary may be made from the general assets of the Employer or from such other assets earmarked, deposited, or otherwise set aside to fund benefits under this Plan. Except to the extent assets are earmarked, set aside, or deposited to fund benefits under this Plan, which assets are not subject to the claims of general creditors of Group or its affiliates, the Participant's (or his Beneficiary's) right to receive benefits from Group shall be no greater than the right of any unsecured general creditor of Group or its affiliates, and the Participant (and his Beneficiary) shall not have any security interest in any benefits provided under this Plan.

5.06 Top Hat Plan - It is Group's intention that this Plan be construed as an unfunded, nonqualified deferred compensation plan maintained for a select group of management or highly compensated employees within the meaning of Section 201(2) of the ERISA.

5.07 Payment Due an Incompetent - If the Committee receives evidence that the Participant or Beneficiary entitled to receive any payment under the Plan is physically or mentally incompetent to receive any payment the Committee may, in its sole discretion, direct the payment to any other person or trust which has been legally appointed by the courts.

5.08 Taxes - Participant acknowledges that all amounts payable hereunder shall be reduced by any and all federal, state and local taxes imposed upon the Participant or his Beneficiary which are required to be paid or withheld by Group.

5.09 Change of Control - For purposes of this Plan, a Change of Control shall mean:

       (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of Group (the "Outstanding Group Common Stock") or (ii) the combined voting power of the then outstanding voting securities of Group entitled to vote generally in the election of directors (the "Outstanding Group Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change of Control: (i) any acquisition by Group or any or its subsidiaries, (ii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by Group or any of its subsidiaries or (iii) any acquisition by any corporation with respect to which, following such acquisition, more than 75% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Group Common Stock and Outstanding Group Voting Securities immediately prior to such acquisition in substantially the same proportions as their ownership, immediately prior to such acquisition, of the Outstanding Group Common Stock and Outstanding Group Voting Securities, as the case may be;
	    or

       (b) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Group's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened solicitation to which Rule 14a-11 of Regulation 14A promulgated under the Exchange Act applies or other actual or threatened solicitation of proxies or consents; or

       (c) Approval by the shareholders of the Group of the reorganization, merger or consolidation, in each case, with respect to which all or substantially off of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Group Common Stock and Outstanding Group Voting Securities immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 75% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation of the Outstanding Group Common
	    Stock and Outstanding Group Voting Securities, as the case may be; or

       (d) Approval by the shareholders of Group of (i) a complete liquidation or dissolution of Group or (ii) the sale or other disposition of all or substantially all of the assets of Group, other than to a corporation, with respect to which following such sale or other disposition, more than 75% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding
	    Group Common Stock and Outstanding Group Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Group Common Stock and Outstanding Group Voting Securities, as the case may be.

	    The term "the sale or disposition by Group of all or substantially all of the assets of Group" shall mean a sale or other disposition transaction or series of related transactions involving assets of Group or of any direct or indirect subsidiary of Group (including the stock of any direct or indirect subsidiary of the Group) in which the value of the assets or stock being sold or otherwise disposed of (as measured by the purchase price being paid therefor or by such other method as the Board determines is appropriate in a case where there is no readily ascertainable purchase price) constitutes more than two-thirds of the fair market value of Group (as hereinafter defined). The "fair market value of the Group" shall be the aggregate market value of the then Outstanding Group Common Stock (on a fully diluted basis) plus the aggregate market value of the Group's other outstanding equity securities. The aggregate market value of the shares of Outstanding Group Common Stock shall be determined by multiplying the number of shares of Outstanding Group
	    Common Stock (on a fully diluted basis) outstanding on the date of the execution and delivery of a definitive agreement with respect to the transaction or series of related transactions (the "Transaction Date") by the average closing price of the shares of Outstanding Group Common Stock for the ten trading days immediately preceding the Transaction Date. The aggregate market value of any other equity securities of Group shall be determined in a manner similar to that prescribed in the immediately preceding sentence for determining the aggregate market value of the shares of Outstanding Group Common Stock or by such other method as the Board shall determine is appropriate.

5.10 Indemnity Upon Change of Control. If upon a Change of Control it becomes necessary for the Participant (or his Beneficiary) to institute a claim, by litigation or otherwise, to enforce his rights under this Plan, Group (and its successors and assigns) shall indemnify such Participant (or his Beneficiary) from and against all costs and expenses, including legal fees, incurred by him in instituting and maintaining such claim.

5.11   Successors.   This  Plan  shall  be  binding  upon  Group  and
       its successors and assigns, and the Participant, his Beneficiary, successors, heirs, executors, administrators and beneficiaries.

5.12 Effect on Benefits under other Plans. Any benefits payable under this Plan shall not be considered salary or other compensation to the Participant for the purposes of computing benefits to which he may be entitled under the Retirement Plans, the Benefit Restoration Plans, any other supplemental executive retirement plans, or any other employee benefit plan established or maintained by Group or its affiliates, and nothing in this Plan shall operate or be construed in any way to modify, amend or affect the terms and provisions of such plans, except to the extent provided in such plans.


       IN WITNESS WHEREOF, the Compensation Committee of the Board of Directors has caused this Plan to be signed by its duly appointed officer as of the day and year first written above.



			 FPL GROUP, INC.


		By  ___________________________
			Lawrence J. Kelleher
		 Vice President, Human Resources